Exhibit 10.4

FORM OF SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among NewAmsterdam Pharma Company B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) that will be converted into a Dutch public limited liability company (naamloze vennootschap) in connection with the Transactions (as defined below) (“New NAP”), Frazier Lifesciences Acquisition Corporation, a Cayman Islands exempted company (“FLAC”), and the undersigned subscriber (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among FLAC, New NAP, NewAmsterdam Pharma Investment Corporation, a Cayman Islands exempted company (“Merger Sub”), and NewAmsterdam Pharma Holding B.V., a Dutch private limited company (besloten vennootschap met beperkte aansprakelijkheid) (the “Company”), pursuant to which, among other things, all outstanding shares in the capital of the Company will be contributed and transferred to New NAP against issuance by New NAP of shares to existing Company shareholders (the “Contribution”), New NAP will convert into a Dutch public limited liability company (naamloze vennootschap) (the “Conversion”), Merger Sub will merge with and into FLAC with FLAC surviving the merger as a wholly owned subsidiary of New NAP, New NAP will issue certain shares and warrants to existing FLAC shareholders and warrant holders, respectively, and FLAC will redomesticate to Delaware (the “Redomestication”) (the “Business Combination” and together with the Contribution, the Conversion, the Redomestication and the other transactions contemplated hereby and by the Transaction Agreement, the “Transactions”). In connection with the Transactions, FLAC and New NAP are seeking commitments from interested investors to purchase, immediately following the Transactions and substantially concurrently with the closing of the Business Combination, ordinary shares in the capital of New NAP, par value EUR 0.12 per share (the “Shares”), in a private placement (the “Private Placement”) for a purchase price of $10.00 per share (the “Per Share Purchase Price”). Concurrently with the execution of this Subscription Agreement, FLAC and New NAP are entering into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors” and together with the Investor, the “Investors”), severally and not jointly, pursuant to which the Investors, severally and not jointly, have agreed to purchase on the closing date of the Business Combination, inclusive of the Subscribed Shares (as defined below), an aggregate amount of up to 23,460,000 Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the Subscribed Shares is referred to herein as the “Subscription Amount.”

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor, New NAP and FLAC each acknowledge and agree as follows:

The decision of the Investor to purchase the Subscribed Shares pursuant to this Subscription Agreement has been made by the Investor independently of any Other Investor or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of FLAC, New NAP, the Company or any of their respective subsidiaries which may have been made or given by any Other Investor or any other investor or by any agent or employee of any Other Investor or any other investor, and neither the Investor nor any of its agents or employees shall have any liability to any Other Investor or any other investor (or any other person not party to this Agreement) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Investor or any Other Investor pursuant hereto or thereto, shall be deemed to constitute the Investor and Other Investors or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and Other Investors or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. The Investor acknowledges that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Investor or any other investor to be joined as an additional party in any proceeding for such purpose. The obligations of Investor under this Subscription Agreement are several and not joint with the obligations of any Other Investor or any other investor under the Other Subscription Agreements, and Investor shall not be responsible in any way for the performance of the obligations of any Other Investor under this Subscription Agreement or any other investor under the Other Subscription Agreements.

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from New NAP and New NAP hereby irrevocably agrees to issue and sell to the Investor, in each case, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (such Shares, the “Subscribed Shares” and such subscription and issuance, the “Subscription”). The Investor acknowledges and agrees that New NAP reserves the right to accept or reject the Investor’s subscription for the Subscribed Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by New NAP only when this Subscription Agreement is signed by a duly authorized person by or on behalf of New NAP; New NAP may do so in counterpart form. The Investor acknowledges and agrees that, as a result of the consummation of the Transactions, the Subscribed Shares that will be purchased by the Investor and issued by New NAP pursuant hereto shall be ordinary shares in the share capital of a Dutch public limited liability company (naamloze vennootschap), provided that, if Dutch law requires the Subscription to occur prior to the Conversion in order to be able to effect the Conversion under Dutch law, Investor shall initially receive ordinary shares in the share capital of a Dutch private limited company (besloten vennootschap met beperkte aansprakelijkheid) that will immediately following the consummation of the Private Placement be converted into the number of ordinary shares in the share capital of a Dutch public limited liability company (naamloze vennootschap) required under this Subscription Agreement.

2. Closing.

(a) The closing of the Subscription contemplated hereby (the “Closing” and the date of which the Closing occurs, the “Closing Date”) shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the consummation of the Business Combination, provided that the Conversion may also take place after Closing but on the Closing Date. Upon (i) satisfaction or waiver in writing of the conditions set forth in Section 3 of this Subscription Agreement and (ii) delivery of written notice from (or on behalf of) New NAP to the Investor (the “Closing Notice”), that New NAP reasonably expects all conditions to the closing of the Transactions to be satisfied or waived on a date that is not less than ten (10) calendar days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to New NAP, no later than two (2) Business Days prior to the anticipated Closing Date specified in the Closing Notice, (i) the Subscription Amount for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account(s) specified by New NAP in the Closing Notice and (ii) if the Conversion takes place after Closing (but on the Closing Date), a duly executed and notarized power of attorney in favor of Dutch legal counsel to New NAP substantially in the form of Exhibit A hereto in order to effect the issuance of the Subscribed Shares pursuant to a notarial deed to that effect (the “PoA”). On the Closing Date, New NAP shall (A) issue the Subscribed Shares to the Investor and cause such Subscribed Shares to be registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on New NAP’s share register or the register of New NAP’s transfer agent, free and clear of all liens, encumbrances or other restrictions (other than those arising under applicable securities laws or those created by the Investor), and (B) provide evidence to the Investor of such issuance on and as of the Closing Date; provided, however, that New NAP’s obligation to issue the Subscribed Shares to the Investor is contingent upon New NAP having received the Subscription Amount in full and, if applicable, the duly executed and notarized PoA in accordance with this Section 2. For purposes of this Subscription Agreement, “Business Day” shall mean a day, other than a Saturday or Sunday, on which commercial banks in Amsterdam, the Netherlands and New York, New York are open for the general transaction of business, provided that banks shall be deemed to be generally open for the general transaction of business in the event of a “shelter in place” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer system (including for wire transfers) are open for use by customers on such day.

(b) In the event the closing of the Transactions does not occur within three (3) Business Days following the anticipated Closing Date identified in the Closing Notice, New NAP shall promptly (but not later than two (2) Business Days thereafter) return the Subscription Amount in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account from which New NAP received the Subscription Amount, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (i) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in Section 3 herein to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 8 herein, the Investor shall remain obligated (A) to redeliver funds to New NAP and, if applicable, confirm that the PoA has remained in full force and effect, in each case following New NAP’s delivery to the Investor of a new Closing Notice in accordance with this Section 2 and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 3 herein.

(c) Prior to or at the Closing, the Investor shall deliver to New NAP the legal name of the person in whose name such Subscribed Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.

3. Closing Conditions.

(a) The obligation of each of New NAP, FLAC and the Investor to consummate the Subscription is subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Investor, New NAP or FLAC, as applicable, of the following conditions:

(i) no judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) issued by any court or other governmental authority of competent authority restraining, prohibiting or making illegal the consummation of the Subscription or any other transactions contemplated hereby shall be pending or in effect;

(ii) the Shares shall have been approved for listing, subject to official notice of issuance, on the Stock Exchange (as defined below), and no suspension of the listing or qualification for offering or sale or trading on such Stock Exchange of the Shares shall have occurred and be continuing; and

(iii) (A) all conditions precedent to the consummation of the Transactions under the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement and other than those conditions under the Transaction Agreement, which by their nature are to be satisfied at the consummation of the Transactions, including to the extent that any such condition is dependent upon the consummation of the Subscription) or waived and (B) the closing of the Transactions shall be scheduled to occur substantially concurrently with the Closing, provided that the Conversion may also take place after Closing but on the Closing Date.

(b) The obligation of New NAP or FLAC to consummate the Subscription is subject to the satisfaction or, to the extent permitted by applicable law, waiver by New NAP or FLAC, as applicable, of the following conditions:

(i) all representations and warranties of the Investor contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) at and as of the Closing Date (except for representations and warranties expressly made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true in all respects) as of such date) and the consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable, subject to the foregoing qualifiers; and

(ii) the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(c) The obligation of the Investor to consummate the Subscription is subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Investor of the following conditions:

(i) all representations and warranties of New NAP and FLAC contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or New NAP Material Adverse Effect or FLAC Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties expressly made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or New NAP Material Adverse Effect or FLAC Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date) and the consummation of the Closing shall constitute a reaffirmation by New NAP and FLAC of each of the representations and warranties of New NAP or FLAC, as applicable, contained in this Subscription Agreement as of the Closing Date or such earlier date, as applicable, subject to the foregoing qualifiers;

(ii) New NAP and FLAC shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) no amendment, modification or waiver of the Transaction Agreement (as the same exists on the date of this Subscription Agreement) shall have occurred, without the Investor’s written consent, that would reasonably be expected to adversely affect the economic benefits that the Investor would reasonably expect to receive under this Subscription Agreement (including any change to the economic terms of the Transactions or to the minimum cash condition set forth in the Transaction Agreement);

(iv) the terms of the Other Subscription Agreements shall not have been materially amended following the date hereof without offering the benefit of any such amendment to the Investor; provided, however, that New NAP may, in its sole discretion, amend the Subscription Amounts in one or more Other Subscription Agreements at a Per Share Purchase Price not less than the same Per Share Purchase Price in this Subscription Agreement;

(v) all consents, waivers, authorizations or orders of, any notice required to be made to, and any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including any required shareholder approvals) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares) required to be made in connection with the Subscription shall have been obtained or made, except where the failure to so obtain or make would not prevent New NAP from consummating the transactions contemplated hereby, including the Subscription; and

(vi) from and after the date hereof, there shall have not occurred any New NAP Material Adverse Effect or FLAC Material Adverse Effect.

4. Further Assurances. At the Closing, New NAP, FLAC and the Investor shall execute and deliver such additional documents and take such additional actions as New NAP, FLAC and the Investor reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement; in each case, in accordance with the terms of this Subscription Agreement.

5. New NAP and FLAC Representations and Warranties. Each of New NAP, with respect only to the representations and warranties set forth below relating to New NAP and the Company, and FLAC, with respect only to the representations and warranties set forth below relating to FLAC, represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

(a) Until the Redomestication, FLAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). Immediately following the Redomestication, FLAC will be a corporation organized under the laws of the State of Delaware. FLAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. New NAP is duly incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and will be, following the Conversion, validly existing as a Dutch public limited liability company (naamloze vennootschap) and is validly existing under the laws of the Netherlands with all corporate power and authority to own, lease and operate its properties and, conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. The Company is duly incorporated as a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and is validly existing under the laws of the Netherlands with all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized by New NAP and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable (meaning that the holders of the Subscribed Shares will not by reason of merely being such a holder, be subject to assessment or calls by New NAP or its creditors for further payment on such Subscribed Shares) free and clear of any liens or restrictions (other than those arising under applicable securities laws or those created by the Investor), and will not have been issued in violation of or subject to any preemptive or similar rights created under New NAP’s articles of association (as amended as of the Closing Date) or under the laws of the Netherlands.

(c) This Subscription Agreement and the Transaction Agreement have been duly authorized, executed and delivered by New NAP and FLAC and constitute the valid and binding agreements of New NAP and FLAC. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against each of New NAP and FLAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The execution, delivery and performance by each of New NAP and FLAC of this Subscription Agreement and the Transaction Agreement and the consummation of the transactions contemplated herein and therein, including the issuance and sale of the Subscribed Shares, do not and will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of New NAP, the Company, FLAC or any of their subsidiaries or the Subscribed Shares pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which New NAP, the Company or any of their subsidiaries is a party or by which New NAP, the Company or any of their subsidiaries is bound or to which any of the property or assets of New NAP is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, prospects, general affairs, management or financial condition of New NAP, the Company or their subsidiaries, taken as a whole or materially and adversely affect (A) the ability of New NAP and the Company to timely consummate the Transactions, (B) the validity of the issuance of the Subscribed Shares or (C) the legal authority of New NAP and the Company to comply in all material respects with the terms of this Subscription Agreement (each, a “New NAP Material Adverse Effect”); (ii) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which FLAC or any of its subsidiaries is a party or by which FLAC or any of its subsidiaries is bound or to which any of the property or assets of FLAC is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, prospects, general affairs, management or financial condition of FLAC or its subsidiaries, taken as a whole or materially and adversely affect (A) the ability of FLAC to timely consummate the Transactions or (B) the legal authority of FLAC to comply in all material respects with the terms of this Subscription Agreement (each, a “FLAC Material Adverse Effect”); (2) result in any violation of the provisions of the organizational documents of New NAP, the Company or FLAC; or (3) result in any violation of any statute or any law, judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over New NAP, the Company or FLAC or any of their properties that would reasonably be expected to have, individually or in the aggregate, a New NAP Material Adverse Effect or a FLAC Material Adverse Effect.

(e) FLAC and New NAP have timely made all filings required to be filed by them with the U.S. Securities and Exchange Commission (the “SEC”). As of their respective dates and except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report, all reports, forms, statements, schedules, prospectuses, proxy statements, registration statements and other documents or any amendments related thereto required to be filed by FLAC or New NAP with the SEC (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of FLAC and New NAP, as applicable, included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of FLAC and New NAP, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of interim unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with applicable accounting requirements (except as may be disclosed therein or in the notes thereto, and except that the interim unaudited financial statements may not contain all footnotes required by applicable accounting requirements). There are no outstanding or unresolved comments in comment letters received by FLAC or New NAP, as applicable, from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

(f) Other than as contemplated by the Other Subscription Agreements, the Transaction Agreement and any other agreement expressly contemplated by the Transaction Agreement, each of New NAP, the Company and FLAC has not entered, and will not enter, into any side letter, agreement or understanding (written or oral) with any Other Investor or any other investor or potential investor in connection with such Other Investor’s, investor’s or potential investor’s direct or indirect investment in New NAP (other than the side letters entered into, or to be entered into, with Saga Investments Coöperatief U.A. (“Amgen”) and Mitsubishi Tanabe Pharma Corporation (“MTPC”), each related to the share purchase agreement, dated April 9, 2020, and the profit right and waiver agreement, dated April 9, 2020, between Amgen and MTPC, respectively, and the Company and any other side letter or similar agreement relating to the issuance or transfer to any investor of (i) securities of New NAP or (ii) securities to be issued to the direct or indirect securityholders of the Company or FLAC pursuant to the Transaction Agreement). Except for any alternative settlement procedures, eligibility for qualified purchasers to invest, and other than terms particular to the regulatory requirements of such Other Investor or its affiliates or related funds, no Other Subscription Agreement includes (or will include) terms and conditions that are more advantageous to any such Other Investor, investor or potential investor (as compared to this Subscription Agreement). Subject to Section 10(s), the Other Subscription Agreements have not been (and will not be) amended or modified in any material respect following the date of this Subscription Agreement. The Other Subscription Agreements, which are materially identical to this Subscription Agreement in all material respects, reflect not less than the same Per Share Purchase Price in this Subscription Agreement and do not contain any put, anti-dilution, conversion, warrant or other rights to purchase, sell or receive equity or debt securities or cash of New NAP, FLAC, the Company or Merger Sub that are not also in this Subscription Agreement.

(g) Assuming the accuracy of the representations and warranties of the Investor set forth in this Subscription Agreement, neither New NAP, the Company nor FLAC is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by New NAP and FLAC of this Subscription Agreement or the Transaction Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the SEC (including the filing of a Notice of Exempt Offering of Securities on Form D with the SEC, if applicable), (ii) filings required by applicable state securities laws, (iii) the filing of the Registration Statement (as defined below) pursuant to Section 7 of this Subscription Agreement, (iv) filings required by The Nasdaq Stock Market (the “Stock Exchange”), including with respect to obtaining shareholder approval, (v) those contemplated in the Transaction Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a New NAP Material Adverse Effect or a FLAC Material Adverse Effect. FLAC is in material compliance with all applicable laws and rules of the Stock Exchange.

(h) All issued and outstanding Shares have been duly authorized and validly issued by New NAP, are fully paid and are non-assessable (meaning that the holders of the Subscribed Shares will not by reason of merely being such a holder, be subject to assessment or calls by New NAP or its creditors for further payment on such Subscribed Shares). As of the date of this Subscription Agreement, New NAP has one outstanding Share, par value EUR 0.12, which is held by the Company and which will be cancelled without repayment of any amount paid on such Share at Closing. As of the date of this Subscription Agreement, the authorized capital stock of FLAC consists of (i) 479,000,000 Class A ordinary shares, par value $0.0001, of which 14,301,000 shares are outstanding,(ii) 20,000,000 Class B ordinary shares, par value $0.0001, of which 3,450,000 shares are outstanding, (iii) 4,767,000 warrants to purchase Class A ordinary shares of FLAC, with each such warrant exercisable for one whole Class A ordinary share at a price of $11.50 per share, are issued and outstanding and (iii) no preference shares or shares of preferred stock are issued and outstanding. All issued and outstanding capital stock of FLAC has been duly authorized and validly issued, is fully paid are non-assessable. free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and are not subject to preemptive or other similar rights and all outstanding warrants have been duly authorized and validly issued and are not subject to preemptive or similar rights. Except (1) as set forth in this Subscription Agreement and contemplated by the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, and (2) for Shares that will be issued at or immediately prior to the Closing to Amgen and MTPC, as of the date hereof, there are no (a) outstanding, and between the date hereof and the Closing, neither New NAP nor FLAC will issue, sell, or cause to be outstanding any, equity interests of New NAP or FLAC, as applicable (or securities of New NAP or FLAC convertible into or exchangeable for equity interests of New NAP or FLAC, as applicable), (b) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of New NAP or FLAC to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of New NAP or FLAC to issue, any equity interests in New NAP or FLAC (or any securities convertible into or exchangeable or exercisable for such equity interests) other than as disclosed in FLAC’s SEC Reports, (c) equity equivalents or other similar rights of or with respect to New NAP or FLAC, or (d) obligations of New NAP or FLAC to repurchase, redeem or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. There are no securities or instruments issued by or to which New NAP or FLAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares pursuant to this Subscription Agreement or (ii) the Shares to be issued pursuant to any Other Subscription Agreement. As of the date hereof, neither New NAP nor FLAC owns, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated, other than wholly owned subsidiaries. There are no shareholder agreements, voting trusts or other agreements or understandings to which New NAP or FLAC is a party or by which it is bound relating to the voting of any securities of New NAP or FLAC, as applicable, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(i) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 herein, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by New NAP to the Investor hereunder. The Subscribed Shares (or any portion thereof) (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

(j) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a New NAP Material Adverse Effect or a FLAC Material Adverse Effect, there is no (i) action, suit, claim, arbitration or other proceeding, in each case by or before any governmental authority or arbitrator pending, or, to the knowledge of New NAP, the Company or FLAC, threatened against New NAP, the Company or FLAC, as applicable or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against New NAP, the Company or FLAC.

(k) Other than Credit Suisse Securities (USA) LLC, Jefferies LLC, SVB Securities LLC and William Blair & Company, L.L.C. and their respective affiliates (collectively, the “Placement Agents”), neither New NAP, the Company nor FLAC has engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Subscribed Shares, and neither New NAP, the Company nor FLAC is under any obligation to pay any broker’s fee or commission in connection with the sale of the Subscribed Shares other than to the Placement Agents. New NAP and FLAC are solely responsible for the payment of any fees, costs, expenses and commission of the Placement Agents in connection with the sale of the Shares. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of New NAP or FLAC who might be entitled to any fee or commission for which the Investor will be liable in connection with the execution of this Subscription Agreement and the consummation of the transactions contemplated hereby.

(l) New NAP is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) Neither New NAP, the Company nor FLAC has received any written communication from a governmental authority that alleges that New NAP, the Company or FLAC is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a New NAP Material Adverse Effect or a FLAC Material Adverse Effect.

(n) Upon consummation of the Business Combination, the issued and outstanding Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed on the Stock Exchange. As of the date hereof, the issued and outstanding ordinary shares of FLAC are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange under the symbol “FLAC.”

(o) New NAP and FLAC have furnished to the Investor a true and complete copy of the Transaction Agreement as in effect as of the date hereof.

(p) (i) There has been no action taken by New NAP, the Company or FLAC, or, to the actual knowledge of New NAP, the Company or FLAC, any officer, director, equityholder, manager, employee, agent or representative of New NAP, the Company or FLAC, in each case, acting on behalf of New NAP, the Company or FLAC, in violation of any applicable Anti-Corruption Laws (as defined below), (ii) neither New NAP, the Company nor FLAC has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (iii) neither New NAP, the Company nor FLAC has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) neither New NAP, the Company nor FLAC has received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any similar applicable law that prohibits bribery or corruption.

(q) None of New NAP, the Company, FLAC nor any of their directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Each of New NAP, the Company and FLAC agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that New NAP, the Company or FLAC, as applicable, is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

(r) Neither New NAP, the Company, FLAC nor any of their subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does New NAP, the Company, FLAC or any of their subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(s) New NAP, the Company and FLAC acknowledge and agree that, notwithstanding anything herein to the contrary, the Shares may be pledged by Investor in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Investor effecting a pledge of Shares shall not be required to provide New NAP or FLAC with any notice thereof; provided, however, that neither New NAP, FLAC, the Company or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that, to knowledge of New NAP, FLAC or the Company, as applicable, the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by New NAP and FLAC in all respects.

6. Investor Representations and Warranties. The Investor represents and warrants to New NAP and FLAC and Placement Agents that:

(a) To the extent applicable, the Investor has been duly formed or incorporated, and is validly existing in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or formation and has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, and (ii) is an “institutional account” (as defined in FINRA Rule 4512(c)), and is aware that the sale is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscribed Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Subscribed Shares. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete.

(c) The Investor acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the securities laws of the United States or any other jurisdiction except as otherwise required by Section 7 hereof. The Investor acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to New NAP or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), provided that all of the applicable conditions thereof have been met or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book entries representing the Subscribed Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. The Investor acknowledges and agrees that the Subscribed Shares may not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144A promulgated under the Securities Act and that Rule 144 will not be available until at least one year from the date that New NAP files a Current Report on Form 8-K following the Closing Date that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor shall not engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares.

(d) The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares directly from New NAP. The Investor further acknowledges that there have been no representations, warranties, covenants or agreements made to the Investor by or on behalf of New NAP, FLAC, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of New NAP and FLAC expressly set forth in this Subscription Agreement.

(e) The Investor’s acquisition and holding of the Subscribed Shares will not constitute or result in a nonexempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(f) The Investor acknowledges and agrees that the Investor has received, reviewed and understood such financial and other information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including, with respect to New NAP and FLAC, the Transactions and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed the SEC Reports. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such financial and other information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Based on such information as the Investor has deemed appropriate and without reliance upon any Placement Agent, New NAP, FLAC or the Company, the Investor has independently made its own analysis and decision to enter into this Subscription Agreement and consummate the Subscription. Except for (i) the SEC Reports and (ii) the representations, warranties and agreements of New NAP and FLAC expressly set forth in this Subscription Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(g) The Investor became aware of this offering of the Subscribed Shares solely by means of direct contact between the Investor and FLAC, the Company or a representative of FLAC or the Company, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and FLAC, the Company or a representative of FLAC or the Company. The Investor did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, New NAP, FLAC, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of New NAP and FLAC contained in Section 5 in this Subscription Agreement, in making its investment or decision to invest in New NAP.

(h) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in SEC Reports. The Investor has exercised its independent judgment in evaluating its investment in the Subscribed Shares, is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including the Subscription and the Transactions, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.

(i) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in New NAP. The Investor acknowledges specifically that a possibility of total loss of investment exists.

(j) The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized by all necessary action and do not and will not violate or constitute or result in a breach or default under or conflict with any law, order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking or obligation, to which the Investor is a party or by which the Investor is bound which would reasonably be expected to have a material adverse effect on the legal authority of the Investor to enter into and perform its obligations under this Subscription Agreement, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has the legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and assuming that this Subscription Agreement constitutes the valid and binding obligation of New NAP and FLAC, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) The Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The Investor agrees to use commercially reasonably efforts to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor, directly or indirectly through a third-party administrator, maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscribed Shares were legally derived.

(m) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in New NAP as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over New NAP from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.

(n) The Investor acknowledges that no disclosure or offering document has been prepared by the Placement Agents in connection with the offer and sale of the Subscribed Shares.

(o) The Investor acknowledges and agrees that (a) the Placement Agents are, severally and not jointly, acting solely as placement agents in connection with the Private Placement and are not acting as underwriters or in any other capacity and are not and shall not be construed as fiduciaries for the Investor, the Company or any other person or entity in connection with the Private Placement, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Private Placement, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Subscription or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, condition (financial or otherwise), operations, properties or prospects of, or any other matter concerning New NAP, FLAC, the Company, the Private Placement or the Transactions, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the Private Placement.

(p) The Investor acknowledges that the Placement Agents may have existing or future business relationships with FLAC, the Company and/or New NAP (including, but not limited to, lending, depository, risk management, advisory and banking relationships) and will pursue actions and take steps that it deems or they deem necessary or appropriate to protect its or their interests arising therefrom without regard to the consequences for a holder of Shares, and that certain of these actions may have material and adverse consequences for a holder of Shares. The Investor acknowledges that the Placement Agents and/or their respective affiliates and affiliates of FLAC and/or New NAP may now or in the future own securities of FLAC and/or New NAP and may purchase securities in connection with the Transaction.

(q) The Investor acknowledges that none of the Placement Agents has acted as the Investor’s financial advisor, tax advisor or fiduciary in connection with the Subscription and this Subscription Agreement. The Investor is aware that Credit Suisse Securities (USA) LLC, Jefferies LLC and William Blair & Company, L.L.C. are acting as New NAP’s financial advisors and equity capital markets advisors and placement agents for the Private Placement, and SVB Securities LLC is also acting as New NAP’s placement agent for the Private Placement. The Investor is aware that SVB Securities LLC has been separately engaged as the Company’s financial and capital markets advisor in connection with the Transactions. The Investor acknowledges that none of the Placement Agents has provided the Investor with any information or advice with respect to the Subscribed Shares and that no such information or advice is necessary or desired. None of the Placement Agents has made or makes any representation as to the Company, New NAP or FLAC or the quality or value of the Subscribed Shares. The Placement Agents may have acquired non-public information with respect to the Company, New NAP or FLAC, which the Investor agrees need not be provided to it. The Investor further acknowledges that none of the Placement Agents have made any independent investigation with respect to the Company, New NAP, FLAC or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to any Placement Agent by the Company, New NAP or FLAC. The Placement Agents have not made and do not make any representations express or implied as to FLAC, New NAP, the Company, the Company’s credit quality, or the quality or value of the Subscribed Shares.

(r) The Investor acknowledges that it has not relied on the Placement Agents in connection with its determination as to the legality of its acquisition of the Shares or as to the other matters referred to herein and the Investor has not relied on any investigation that the Placement Agent, any of their affiliates or any person acting on their behalf have conducted with respect to the Shares, FLAC, New NAP or the Company. The Investor further acknowledges that it has not relied on any information contained in any research reports prepared by the Placement Agents or any of their affiliates.

(s) The Investor has or has commitments to have and, at the Closing, will have, sufficient funds to pay the Subscription Amount and consummate the Subscription pursuant to Section 2 herein.

(t) The Investor does not have, as of the date of this Subscription Agreement, and, since the date the Investor was made aware of the Transactions, such Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of New NAP or FLAC, as applicable. Notwithstanding the foregoing, if the Investor is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement.

(u) Notwithstanding anything to the contrary set forth herein, the Investor acknowledges and agrees that, subsequent to the date of this Subscription Agreement and prior to the Closing, New NAP and FLAC may enter into one or more additional subscription agreements with other investors with terms and conditions that are not more advantageous to the investor thereunder than the terms and conditions set forth in this Subscription Agreement (other than terms particular to the regulatory requirements of such other investor or its affiliates or related funds that are mutual funds), and entry into such subscription agreements may increase the aggregate amount of Shares being subscribed for in the private placement contemplated by this Subscription Agreement. For the avoidance of doubt, such additional subscription agreements shall reflect not less than the same Per Share Purchase Price and shall, once executed, constitute Other Subscription Agreements for purposes of this Subscription Agreement, mutatis mutandis.

(v) The Investor acknowledges having received and read the Risk Factors (as defined below) in the document titled “Project Yankee – PIPE Risk Factors” located in the folder titled “PIPE Deck + Risk Factors” of the virtual data room related to the Private Placement (the “Risk Factors”).

7. Registration Rights.

(a) Subject to Sections 7(b) and 7(c) herein, New NAP agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Date”), it will file with the SEC (at New NAP’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and New NAP shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days (or ninety (90) calendar days if the SEC notifies New NAP that it will “review” the Registration Statement) following the earlier of (a) the Filing Date and (b) the initial filing date of the Registration Statement and (ii) five (5) Business Days after New NAP is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, that if such date falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the SEC is open for business. New NAP will use its commercially reasonable efforts to provide a draft of the Registration Statement to the Investor for review at least two (2) Business Days in advance of the filing of the Registration Statement; provided that, for the avoidance of doubt, in no event shall New NAP be required to delay or postpone the filing of such Registration Statement as a result of or in connection with the Investor’s review. Any failure by New NAP to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve New NAP of its obligations to file a Registration Statement as set forth above in this Section 7. Subject to Section 7(b) of this Subscription Agreement, New NAP agrees to use commercially reasonable efforts to cause such Registration Statement, or another shelf registration statement that includes the Subscribed Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (x) the fourth anniversary of the Closing, (y) the date on which the Investor ceases to hold any Subscribed Shares and (z) the first date on which the Investor is able to sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 within ninety (90) calendar days without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for New NAP to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), as applicable). The Investor agrees to disclose its ownership to New NAP upon its reasonable written request to assist it in making the determination described above. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement; provided, that if the SEC requires that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw its Subscribed Shares from the Registration Statement or (ii) to be included as such in the Registration Statement. Notwithstanding the foregoing, if the SEC prevents New NAP from including any or all of the Subscribed Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, New NAP shall amend the Registration Statement or file a new Registration Statement (such amendment or new Registration Statement shall also be deemed to be a “Registration Statement” hereunder) to register such additional Shares and cause such Registration Statement to become effective as promptly as practicable after the filing thereof, but in any event no later than thirty (30) calendar days after the filing of such Registration Statement (the “Additional Effectiveness Date”); provided, that the Additional Effectiveness Date shall be extended to sixty (60) calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the SEC; provided, further New NAP shall have such Registration Statement declared effective within five (5) Business Days after the date New NAP is notified in writing by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review. For as long as the Registration Statement shall remain effective pursuant to this Section 7(a), New NAP will use commercially reasonable efforts to (i) qualify the Subscribed Shares for listing on the Stock Exchange and (ii) update or amend the Registration Statement as necessary to include the Subscribed Shares. For as long as the Investor holds the Subscribed Shares, New NAP shall use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 (when Rule 144 becomes available to the Investor), as applicable, including providing legal opinions or other documents or instructions required by New NAP’s transfer agent.

(b) Notwithstanding anything to the contrary contained herein, New NAP may delay or postpone filing of such Registration Statement, and from time to time require the Investor not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement, if the board of directors of New NAP reasonably determines in good faith upon the advice of counsel that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a periodic report under the Exchange Act, or if such filing or use would materially adversely affect a bona fide business or financing transaction of New NAP or would require premature disclosure of information that could materially adversely affect New NAP and New NAP has a bona fide business purpose for preserving as confidential (each such circumstance, a “Suspension Event”); provided, however, that (i) New NAP may not delay the filing or suspend the use or effectiveness of the Registration Statement for a period of more than forty five (45) consecutive calendar days or more than a total of ninety (90) calendar days, in each case during any 12-month period and (ii) New NAP shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of Subscribed Shares as soon as practicable thereafter. If so directed by New NAP, the Investor will deliver to New NAP or, in the Investor’s sole discretion, destroy all copies of the prospectus covering the Subscribed Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus (x) in order to comply with applicable legal or regulatory requirements or (y) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(c) New NAP’s obligations to include the Subscribed Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to New NAP such reasonable information regarding the Investor, the securities of New NAP held by the Investor and the intended method of disposition of such Subscribed Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested in writing by New NAP to effect the registration of such Subscribed Shares, and shall execute such documents in connection with such registration as New NAP may reasonably request that are customary of a selling shareholder in similar situations.

(d) New NAP shall use commercially reasonable efforts, if requested by the Investor, to (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the Subscribed Shares, (ii) cause its legal counsel to deliver an opinion, if necessary or otherwise required by the transfer agent, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act and (iii) issue Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at the Investor’s option, as promptly as reasonably practicable following such request, if the Investor has sold or transferred, or proposes to sell or transfer within five (5) Business Days of such request, Subscribed Shares pursuant to the Registration Statement or in compliance with Rule 144 and (A) the Subscribed Shares are registered for resale under the Securities Act or (B) the Subscribed Shares may be sold by the Investor under Rule 144. New NAP shall use its commercially reasonable efforts to cause the removal of any such legend as promptly as reasonably practicable following receipt of the Investor’s request, provided that the Investor has provided such customary representations and other documentation in connection therewith, including an opinion of counsel (which, for the avoidance of doubt, may be internal counsel), in a form reasonably acceptable to New NAP, to the effect that such sale, assignment or transfer of the Subscribed Shares may be made without registration under the applicable requirements of the Securities Act (provided no such opinion of counsel shall be required in connection with a sale in accordance with Rule 144 or pursuant to a Registration Statement).

(e) At its expense, New NAP shall advise the Investor within two (2) Business Days: (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by New NAP of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Upon receipt of any written notice from New NAP (which notice shall not contain any material non-public information regarding New NAP) of the occurrence of any of the events in clauses (i)-(v) of the preceding sentence or of a Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Investor agrees that it will promptly discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended prospectus (which New NAP agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by New NAP that it may resume such offers and sales, and (B) it will maintain the confidentiality of any information included in such written notice delivered by New NAP, except (1) for disclosure to the Investor’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (2) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (3) as required by applicable law or subpoena. New NAP shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any of the events in clauses (i)-(v) of the first sentence of this Section 7(e), except for such times as New NAP is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, New NAP shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus (or a report filed with the SEC under the Exchange Act if the Registration Statement permits forward incorporation by reference), or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) For purposes of this Section 7, (i) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares acquired by the Investor pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Subscribed Shares by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and (ii) “Investor” shall include any affiliate of the undersigned Investor to which the rights under this Section 7 have been duly assigned.

(g) Indemnification.

(i) New NAP agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, employees and agents, and each person who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented outside attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (“Losses”) caused by or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to New NAP by or on behalf of the Investor, regarding the Investor, expressly for use therein; provided, however, that the indemnification contained in this Section 7(g) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of New NAP (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall New NAP be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by the Investor regarding the Investor, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by New NAP in a timely manner or (C) in connection with any offers or sales effected by or on behalf of the Investor in violation of Section 7(e) herein after having received notice as set forth in Section 7(e).

(ii) The Investor agrees, severally and not jointly with any other person that is a party to the Other Subscription Agreements, to indemnify and hold harmless New NAP, its directors, officers, employees and agents and each person who controls New NAP (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Losses arising out of or that are based upon any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission, or alleged untrue statement or omission, is contained in any information or affidavit so furnished in writing by the Investor, regarding the Investor, expressly for use in the Registration Statement or a Prospectus; provided, however, that the indemnification contained in this Section 7(g)(ii) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Investor (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of such Investor be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein (the “Indemnified Party”) shall (A) give prompt written notice to the indemnifying party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not actually and materially prejudiced the Indemnifying Party) and (B) unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent. An Indemnifying Party who is not entitled to or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless, in the reasonable judgment of legal counsel to any Indemnified Party, a conflict of interest exists between such Indemnified Party and any other of such Indemnified Parties with respect to such claim. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such Indemnified Party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnifying Party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, employee, agent, affiliate or controlling person of such Indemnified Party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) New NAP shall notify the Investor promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Section 7(g)(ii) herein of which New NAP receives notice. The Investor shall notify New NAP promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by Section 7(g)(i) herein of which the Investor is aware.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of New NAP, FLAC and the Investor hereunder shall terminate without any further liability on the part of New NAP, FLAC or the Investor in respect thereof, upon the earliest to occur of (i) such date and time as the Transaction Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of New NAP, FLAC and the Investor to terminate this Subscription Agreement, (iii) sixty (60) days after the Termination Date (as defined in the Transaction Agreement as in effect as of the date hereof), if the Closing has not occurred by such date or (iv) at the election of the Investor, if there has occurred a breach of any representation, warranty, covenant or agreement on the part of New NAP or FLAC set forth in this Subscription Agreement, or if any representation or warranty of New NAP or FLAC shall have become untrue, in either case, such that the conditions set forth in Section 3(a) and 3(c) of this Subscription Agreement are not satisfied or waived (in writing by the person who has the authority to make such waiver) or are not capable of being satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (the termination events in clauses (i) through (iv), collectively, “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover reasonable and documented losses, liabilities or damages arising from any such willful breach. New NAP shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to New NAP in connection herewith shall promptly (and in any event within one (1) Business Day) following the Termination Event be returned in full to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

9. Trust Account Waiver. The Investor acknowledges that FLAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving FLAC and one or more businesses or assets. The Investor further acknowledges that, as described in FLAC’s prospectus relating to its initial public offering dated December 8, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of FLAC’s assets consist of the cash proceeds of FLAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of FLAC, its public shareholders and the underwriters of FLAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to FLAC to pay its tax obligations, if any, the cash and other assets in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of New NAP and FLAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future as a result of, or arising out of, this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account for such a claim; provided, however, that nothing in this Section 9 shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against FLAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against FLAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds), or (z) be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of FLAC’s Class A Ordinary Shares currently outstanding on the date hereof, pursuant to a validly exercised redemption right with respect to any such Class A Ordinary Shares, except to the extent that the Investor has otherwise agreed in writing with FLAC to not exercise such redemption right.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Notwithstanding the foregoing, the Investor may assign its rights and obligations under this Subscription Agreement (i) to a fund or account managed by the Investor or the same investment manager as the Investor or an affiliate thereof, (ii) at any time to one or more of the Investor’s affiliates, (iii) to another person with the prior written consent of New NAP and FLAC (provided that such assignee(s) agree in writing to be bound by the terms hereof) and (iv) after the Closing, in whole or from time to time in part, to one or more persons in connection with the transfer of Subscribed Shares by the Investor to such person, provided that the Investor complies with all applicable laws and, with respect to any transfer or assignment prior to the Closing, provides written notice of assignment and an updated Schedule B to New NAP and FLAC promptly after such assignment is effected, and such assignee or transferee agrees in writing to be bound by all of the provisions contained herein, makes the representations and warranties in Section 6 of this Subscription Agreement and completes Schedule A hereto.

(b) New NAP may request from the Investor such additional information as New NAP may deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall promptly provide such information as may reasonably be requested; provided, that, New NAP agrees to keep any such information provided by the Investor confidential, other than as (i) necessary to include in any Registration Statement pursuant to applicable law, or (ii) may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request; provided, further, that upon receipt of such additional information, New NAP shall be allowed to convey such information to each Placement Agent and such Placement Agent shall keep the information confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that New NAP may file a form of this Subscription Agreement with the SEC as an exhibit to a periodic report or a registration statement of New NAP.

(c) Each of FLAC, the Investor and New NAP acknowledges that New NAP, FLAC, the Company, the Placement Agents and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement and that the Company and the Placement Agents are third-party beneficiaries of those provisions. Each of FLAC, the Investor, and New NAP further acknowledge and agree that each of the Placement Agents is a third-party beneficiary with the right to enforce Section 5, Section 6, and Section 10 of this Subscription Agreement on its behalf and not, for the avoidance of doubt, on behalf of FLAC or New NAP, and that each of the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Investor, FLAC and New NAP contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify New NAP, FLAC, the Company and the Placement Agents in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify FLAC, New NAP and the Placement Agents if they are no longer accurate in any respect). The Investor acknowledges and agrees that each purchase by the Investor of Subscription Shares from New NAP will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d) The Investor acknowledges and agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with the Investor, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of FLAC prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including, without limitation, on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 10(d) shall prohibit any entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in the transactions contemplated hereby (including the Investor’s controlled affiliates or affiliates) from entering into any Short Sales and (ii) this Section 10(d) shall not apply to ordinary course, non-speculative hedging transactions.

(e) New NAP, FLAC, the Company and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party when required by law, governmental authority or self-regulatory organization to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing shall not give the Company or the Placement Agents any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of New NAP and FLAC set forth in this Subscription Agreement.

(f) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiration of any applicable statute of limitations.

(g) This Subscription Agreement may not be amended, modified, supplemented or waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing signed by each of New NAP, FLAC and the Investor. No failure or delay of any of New NAP, FLAC or the Investor in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of New NAP, FLAC and the Investor hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything to the contrary herein, Section 5, Section 6, Section 10(c), Section 10(d), Section 10(e), this Section 10(g) and Section 11 may not be modified, waived or terminated in a manner that is material and adverse to the Placement Agents without the written consent of the Placement Agents.

(h) This Subscription Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among New NAP, FLAC and the Investor, with respect to the subject matter hereof. Except as set forth in Sections 10(c), 10(e) and 10(g) and the last sentence of Section 10(l) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than New NAP, FLAC and the Investor, and their respective successors and assigns, and New NAP, FLAC and the Investor acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to such provisions.

(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of New NAP, FLAC and the Investor and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(k) This Subscription Agreement may be executed in counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) New NAP, FLAC and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement in any Chosen Court (as defined below), this being in addition to any other remedy to which New NAP, FLAC or the Investor is entitled at law, in equity, in contract, in tort or otherwise. New NAP, FLAC and the Investor acknowledge and agree that the Company shall be entitled to seek to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

(m) Except as otherwise provided elsewhere in this Subscription Agreement, each party shall pay its own expenses in connection with this Subscription Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, New NAP shall pay all transfer agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by New NAP and any exercise notice delivered by the Investor), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Investor other than income and capital gains taxes of the Investor that may be incurred in connection with the transactions contemplated hereby.

(n) Any notice or communication required or permitted hereunder to be given or made hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally (with written confirmation of receipt), (ii) when sent (with no “bounceback” or notice of non-delivery), if sent by email, or (iii) three (3) Business Days after the date of mailing, in each case, to:

(i) if to the Investor, such addresses set forth on the signature page hereto or to such other address or addresses as the Investor may hereafter designate by notice to New NAP;

(ii) if to New NAP:

NewAmsterdam Pharma Company B.V.

c/o NewAmsterdam Pharma Holding B.V.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Attention: Louise Kooij

Email:

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

620 Eighth Avenue

New York, NY 10018

(212) 841-1000

Attention: Jack Bodner; Kerry S. Burke; Brian K. Rosenzweig

Email: jbodner@cov.com; kburke@cov.com; brosenzweig@cov.com

(iii) if to FLAC:

Frazier Lifesciences Acquisition Corporation

Two Union Square

601 Union St., Suite 3200

Seattle, WA 98101

Attention: James N. Topper

Email:

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jocelyn M. Arel, Jacqueline Mercier, Michael R. Patrone

Email: JArel@goodwinlaw.com, JMercier@goodwinlaw.com; MPatrone@goodwinlaw.com

(o) This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(p) NEW NAP, FLAC AND THE INVESTOR IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE CHANCERY COURT OF DELAWARE (THE “CHOSEN COURTS”), SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND NEW NAP, FLAC AND THE INVESTOR IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. NEW NAP, FLAC AND THE INVESTOR HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(p) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(p).

(q) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party.

(r) If any change in the Shares shall occur between the date hereof and immediately prior to the Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Subscribed Shares issued to the Investor, and the Per Share Purchase Price for such Subscribed Shares, shall be appropriately adjusted to reflect such change.

11. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of New NAP and FLAC expressly contained in this Subscription Agreement, in making its investment or decision to invest in New NAP. The Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any Other Subscription Agreement (including such investor’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any other party to the Transaction Agreement or any Non-Party Affiliate, shall have any liability to the Investor or to any Other Investor pursuant to, arising out of or relating to this Subscription Agreement or any Other Subscription Agreement, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by New NAP, FLAC, the Company, the Placement Agents or any Non-Party Affiliate (as defined below) concerning New NAP, FLAC, the Company, the Placement Agents, any of their respective controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of New NAP, FLAC, the Company, any Placement Agent or any of New NAP’s, the Company’s or the Placement Agents’ controlled affiliates or any family member of the foregoing. The Investor agrees that none of the Placement Agents shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise) for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Private Placement. On behalf of the Investor and its affiliates, the Investor releases the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the Private Placement. The Investor agrees not to commence any litigation or bring any claim against any of the Placement Agents in any court or any other forum which relates to, may arise out of, or is in connection with, the Private Placement. This undertaking is given freely and after obtaining independent legal advice.

12. Disclosure. FLAC shall, by no later than 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information that FLAC, New NAP or any of their respective affiliates has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the actual knowledge of New NAP and FLAC, the Investor shall not be in possession of any material, non-public information received from New NAP, FLAC or any of their respective officers, directors, employees or agents. Notwithstanding anything in this Subscription Agreement to the contrary, New NAP and FLAC shall not (i) publicly disclose the name of the Investor or any of its affiliates or advisers (or any of their respective affiliates or advisers), or include the name of the Investor or any of its affiliates or advisers in any press release without the prior written consent of the Investor, or (ii) publicly disclose the name of the Investor or any of its affiliates or advisers (or any of their respective affiliates or advisers), or include the name of the Investor or any of its affiliates or advisers (or any of their respective affiliates or advisers) in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except as required by the federal securities laws or pursuant to other routine proceedings of regulatory authorities, or to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the Stock Exchange, in which case New NAP or FLAC will provide the Investor with prior written notice (which notice may be by e-mail) of such disclosure under this clause (ii) (provided, that in any such event under this clause (ii), New NAP or FLAC, as applicable, shall use its commercially reasonable efforts to allow the Investor an opportunity to review such public statement, press release, filing or other communication) or (iii) except to the extent such announcements or other communications contain only information that is substantially equivalent to the information that has previously been disclosed in a public statement, press release or other communication without breach by New NAP or FLAC of its obligations under this Section 12, publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, New NAP has accepted this Subscription Agreement as of the date set forth below.

NEWAMSTERDAM PHARMA COMPANY B.V.

By:
LouFré Management B.V.
represented by LouFré Holding B.V.
represented by Louise Kooij Director

Date:                     , 2022

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, FLAC has accepted this Subscription Agreement as of the date set forth below.

FRAZIER LIFESCIENCES ACQUISITION CORPORATION

By:
Name: James N. Topper
Title: Chief Executive Officer

Date:                     , 2022

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: , 2022

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

E-Mail:	E-Mail:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by New NAP in the Closing Notice.

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Part A or Part B and the applicable box in Part C below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	Investor is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	Investor is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such accounts is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

Investor is an institutional “accredited investor” within the meaning of Rule 501(a) under the Securities Act and has checked the appropriate box(es) below indicating the applicable provision under which the Investor qualifies as such:

☐

Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, partnership, or limited liability company that was not formed for the specific purpose of acquiring the securities of FLAC being offered in this offering, with total assets in excess of $5,000,000.

☐	Investor is a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐	Investor is a “bank” as defined in Section 3(a)(2) of the Securities Act.

☐	Investor is a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

Schedule A-1

☐	Investor is a broker or dealer registered pursuant to Section 15 of the Exchange Act.

☐	Investor is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐	Investor is an investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940.

☐	Investor is an “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	Investor is an investment company registered under the Investment Company Act of 1940.

☐	Investor is a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐	Investor is a “Small Business Investment Company” licensed by the U.S. Small Business Administration under either Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor is a “Rural Business Investment Company” as defined in Section 384A of the Consolidated Farm and Rural Development Act.

☐

Investor is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is one of the following.

☐	A bank;

☐	A savings and loan association;

☐	A insurance company; or

☐	A registered investment adviser.

☐	Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 with total assets in excess of $5,000,000.

☐

Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 that is a self-directed plan with investment decisions made solely by persons that are accredited investors.

☐

Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered in this offering, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

Schedule A-2

***AND***

C.	AFFILIATE STATUS

(Please check the applicable box)

Investor:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144) of FLAC or acting on behalf of an affiliate of FLAC.

Schedule A-3

SCHEDULE B

SCHEDULE OF TRANSFERS

Investor’s Subscription was in the amount of __________ Shares. The following transfers of a portion of the Subscription have been made:

Date of Transfer or Reduction	Transferee	Number of Subscribed Shares Transferred or Reduced	Investor Revised Subscription Amount

Schedule B as of ______________, 20__, accepted and agreed to as of this ____ day of ____________, 20__ by:

NEWAMSTERDAM PHARMA COMPANY B.V.

By:
Name:
Title:

Name of Investor:

Signature of Investor:

By:
Name:
Title:

Schedule B-1

Exhibit A – PoA

POWER OF ATTORNEY

THE UNDERSIGNED

[Note: authority statement to be included in Exhibit A-1]

[name entity], a [company] under the laws of [jurisdiction], having its registered office at [address], and registered with the [name foreign companies registrar] under registration number [number] (the “Investor”),

HEREBY DECLARES

1.

The Investor grants an irrevocable power of attorney to each individual civil law notary, assigned civil law notary, candidate civil law notary, lawyer, notarial assistant and paralegal working with NautaDutilh N.V. (each: an “Attorney”).

2.	The scope of this power of attorney extends to the performance of the following acts for and on behalf of the Investor:

a.

to appear before any civil law notary of NautaDutilh N.V. (or one of their deputies) as a party to a notarial deed drawn up by NautaDutilh N.V., pursuant to which NewAmsterdam Pharma Company B.V. (“New NAP”) will issue ordinary shares in its capital to the Investor (the “Subscribed Shares”) and the Investor will acquire the Subscribed Shares in accordance with and subject to the terms and conditions of the Subscription Agreement entered into by and among New NAP, Frazier Lifesciences Acquisition Corporation, a Cayman Islands exempted company, and the Investor, dated as of [date] (the “Subscription Agreement”);

b.

to sign, execute and deliver on behalf of the Investor a private deed of delivery of the Subscribed Shares drawn up by NautaDutilh N.V., pursuant to which the Subscribed Shares will be registered in book-entry form in the name of the Investor (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Investor, as applicable, on New NAP’s share register or the register of New NAP’s transfer agent in accordance with and subject to the terms and conditions of the Subscription Agreement; and

Exhibit A

c.

upon discussion and in agreement with the Investor, to sign, execute and deliver any private and notarial deed, agreement, statement, declaration, form or other document and to perform any other acts, including acts of disposition (beschikkingshandelingen), on behalf of the Investor that an Attorney considers necessary, useful or advisable in connection with the performance of the matters described above.

3.	Each Attorney is authorised to act also as counterparty to the Investor or as an attorney-in-fact of any such counterparty.

4.	This power of attorney is subject to each Attorney’s right to indemnification for all acts performed under this power of attorney.

5.	The relationship between the Investor and each Attorney under this power of attorney is governed exclusively by the laws of the Netherlands.

(signature page follows)

Signature page to a power of attorney.

[Investor], [represented by]:

Name:	Name:
Title:	Title:
Date:	Date:

Please observe the following requirements when executing this power of attorney:

1.	A copy of a valid passport of each individual signing this power of attorney must be attached.

2.

Each signature on this power of attorney must be notarized. If notarized outside the Netherlands, this power of attorney must be apostilled. Alternatively, this process can be completed through a video meeting with a representative of NautaDutilh. Please contact NautaDutilh to set this up (contact details below). During such video conference, the signatory has to (i) show his/her original passport, (ii) sign a printed copy of such passport (by wet ink signature) and (iii) sign a printed copy of this power of attorney (by wet ink signature). Please do not sign the printed copy of the passport and/or this power of attorney in advance of the video conference.

3.	This power of attorney must be signed by wet-ink signature (i.e. digital signatures will not be accepted).

4.

If the Investor is an entity not incorporated under Dutch law: a lawyer practicing in the country of incorporation of the Investor must issue the confirmation statement substantially in the form of Exhibit A-1 hereto. If you wish to make changes to this format, please contact NautaDutilh (contact details below).

5.

Following execution, please send a scan copy of the signed documents by e-mail, followed by the originals. Please use the following contact details: NautaDutilh N.V., Attn. Marloes van der Laan, Beethovenstraat 400, 1082 PR Amsterdam, The Netherlands, E-mail: Marloes.vanderLaan@nautadutilh.com.

6.	Please note that additional KYC-documentation may be requested, all to the satisfaction of the notary.

Exhibit A-1

[Letterhead counsel]

NautaDutilh N.V.

Attn. P.C.S. van der Bijl / M.L. van der Laan

Beethovenstraat 400

1082 PR Amsterdam

the Netherlands

[Place], [date]

Dear Sir, Madam,

I am a [lawyer admitted to the bar of] / [notary practicing in] [jurisdiction].

[name entity], a [company] under the laws of [jurisdiction], having its registered office at [address], and registered with the [name foreign companies registrar] under registration number [number] (the “Company”) has requested me to make the following statements with regard to the power of attorney (the “Power of Attorney”) of which a copy is attached hereto.

For the purposes of making these statements I have reviewed the Power of Attorney, the Company’s organisational documents and such other documents as I have deemed necessary.

I hereby state that [signatory/signatories], at the time of the execution of the Power of Attorney, had the power to represent the Company for the purposes of the execution of the Power of Attorney in the name and on behalf of the Company and that the Company has the power to enter into the transactions described in the Power of Attorney.

Yours sincerely,

[Name counsel]